Exhibit 11.2

Consent of Independent Auditor

We consent to the use in this Post-Qualification Amendment of Regulation A Offering Statement on Form 1-A of our report dated March 30, 2020, relating to the financial statements of Fundrise eREIT XIV, LLC (formerly Fundrise Income eREIT VI, LLC) appearing in this Post-Qualification Amendment of Regulation A Offering Statement.

We also consent to the reference of our firm under the heading “Experts” in such Post-Qualification Amendment of Regulation A Offering Statement.

/s/ RSM US LLP

McLean, Virginia

December 2, 2020